UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

November 12, 2008
Date of Report (Date of earliest event reported)

GENTIVA HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627
(Address of principal executive offices)

(631) 501-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  The information set forth in Item 5.02 (c) is incorporated by reference herein.

(c)  On November 18, 2008, the Registrant announced that, effective January 1, 2009, Tony Strange will become the Company’s Chief Executive Officer and a Director in addition to his current role as President and Chief Operating Officer.  The Company’s current Chief Executive Officer, Ron Malone, will continue to be employed as Chairman of the Company  The copy of the press release containing this information is filed as Exhibit 99 to this report and incorporated by reference herein.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K (17 CFR 229.401(b), (d), (e) and 229.4.4(a)) is included in the Company’s Annual Proxy Statement for the last annual meeting, dated April 3, 2008, and is incorporated herein by reference.

(e)  On November 12, 2008, the Registrant entered into a new employment agreement (the “Employment Agreement”) and a new change in control agreement (the “Change in Control Agreement”) with Ronald A. Malone, its Chairman and Chief Executive Officer.  The Employment Agreement supersedes the employment agreement previously entered into between the Registrant and Mr. Malone on March 22, 2004, and the Change in Control Agreement supersedes the change in control agreement also previously entered into between the Registrant and Mr. Malone on March 22, 2004.  The Employment Agreement and the Change in Control Agreement are each summarized below, and the summaries are qualified in their entirety by reference to the Employment Agreement and the Change in Control Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated by reference herein.

Employment Agreement

The term of the Employment Agreement will end on December 31, 2009 unless terminated earlier as set forth in the agreement.  During the employment period, Mr. Malone will serve as Chairman and Chief Executive Officer of the Registrant.  However, the Registrant, in its sole discretion, may direct that Mr. Malone will, at any time after December 31, 2008, serve only as Chairman of the Company for the remainder of the employment period.  Mr. Malone will receive (i) a base salary of not less than $750,000 per year and (ii) an annual bonus, based on the achievement of target levels of performance, with target bonus equal to 100 percent of his base salary.  So long as Mr. Malone remains employed through December 31, 2009, his annual bonus for 2009 will not be less than 75% of his base salary.  Mr. Malone will also receive customary benefits, perquisites, reimbursement of expenses and indemnification.

In the event Mr. Malone’s employment is terminated as a result of his death or disability, he or his estate will be entitled to receive his earned but unpaid salary, vested benefits, earned but unpaid annual bonus for the calendar year preceding the calendar year of termination, an amount equal to his annual target bonus prorated on a daily basis through the date of termination and accelerated vesting of his accrued pension and deferred compensation benefits.  In addition, in the event his employment is terminated as a result of his death, Mr. Malone's widow will be entitled to receive six months’ base salary.  In the event Mr. Malone's employment is terminated by the Registrant for cause (as defined below) or by him without good reason (as defined below), he will be entitled to receive earned but unpaid salary and vested benefits and will not be entitled to severance benefits.  In the event Mr. Malone's employment is terminated by the Registrant without cause or by him for good reason, he will be entitled to earned but unpaid salary, vested benefits, the severance benefits described below, accelerated vesting of his accrued pension and deferred compensation benefits, full vesting of his options and other equity-based awards, earned but unpaid annual bonus for the calendar year preceding the calendar year of termination and continued medical benefits for a period equal to the lesser of two years or until he is provided substantially similar benefits by another employer (the Registrant will also provide reimbursement for health benefit premiums, up to a maximum amount set forth in the agreement, for the period beginning on the second anniversary of the date of termination of employment and ending on the earlier of the date Mr. Malone is eligible for substantially similar health benefit coverage from a subsequent employer or the date he becomes eligible for Medicare).  The severance benefits will be an amount equal to (i) in the case of termination of Mr. Malone’s employment prior to January 1, 2009, the sum of (A) his base salary from the end of the employment period through December 31, 2008, (B) two times his base salary (and no bonus for 2009 shall be payable), (C) the amount of his annual bonus earned in accordance with the terms of the annual plan for calendar year 2008, which annual bonus shall not be less than 75% of his base salary for 2008, and (D) amount equal to $225,000, and (ii) if Mr. Malone’s termination of employment occurs during calendar year 2009, the sum of (A) his base salary from the end of the employment period through December 31, 2009, (B) the amount of his annual bonus earned in accordance with the terms of the annual plan for calendar year 2009, which annual bonus shall not be less than 75% of his base salary for 2009, and (C) amount equal to $225,000.  Except as otherwise provided in the Employment Agreement, the severance benefits will generally be paid in a lump sum sixty days after termination of employment, except that $225,000 of such severance benefits will be paid in monthly installments over fifteen months following termination of employment.  Mr. Malone is required to sign a release of claims as a condition to receiving severance benefits under the agreement.  Mr. Malone will not be entitled to severance benefits under the Employment Agreement if he receives severance payments under the Change in Control Agreement.

Under the Employment Agreement, termination for “cause” means a termination of Mr. Malone’s employment due to his conviction of a felony or any act of willful fraud, dishonesty or moral turpitude.  Termination for “good reason” means a termination of employment by Mr. Malone prior to December 31, 2009, within 90 days following: (A) a change in his titles (other than in connection with his ceasing to serve as Chief Executive Officer and continuing as Chairman), (B) the removal of Mr. Malone from, or the failure to re-elect him as a member of, the board of directors, (C) a reduction in Mr. Malone’s annual base salary (other than any reduction therein which is in proportion to reductions in the base salaries of all of the Registrant’s executive officers, unless, however, such proportionate reduction exceeds 20% of his base salary), (D) the assignment by the Registrant to Mr. Malone of duties and responsibilities that are materially inconsistent with his position as Chairman and Chief Executive Officer of the Registrant or Chairman of the Registrant, as the case may be (it being understood that a material diminution in his position, duties or responsibilities will not constitute good reason), (E) a material breach by the Registrant of any other provision of the Employment Agreement, or (F) a failure by the Registrant to obtain the assumption of the obligations contained in the Employment Agreement by any successor.

So long as Mr. Malone’s employment continues through December 31, 2009, all equity-based compensation awards, to the extent outstanding and held by him on December 31, 2009, will become vested in full on December 31, 2009, and any stock options held by him may be exercised until December 31, 2011 (but not beyond the original full term of the option).  In the event Mr. Malone cannot exercise any such stock options during a period of time after December 31, 2009 because such an exercise would violate an applicable law, such stock options may be exercised until March 31, 2012 (but not beyond the original full term of the option).

In the event Mr. Malone’s employment continues through December 31, 2009, he will provide consulting services to the Registrant during the period beginning at the end of the employment period and ending fifteen (15) months thereafter.  Such consulting services will be commensurate with his status and experience as the former Chairman and Chief Executive Officer of the Registrant.  Mr. Malone will also assist the Registrant in the transition in management and provide such additional services as and when reasonably requested.  The Registrant will pay Mr. Malone $15,000 per month for such consulting services.

In the event that Mr. Malone’s employment continues through December 31, 2009, he (and, to the extent applicable, his dependents) will be entitled to continue participation in the Registrant’s health benefit plans until the earlier of the 18-month anniversary of the end of the employment period or the date that he becomes eligible for substantially similar health benefit coverage from a subsequent employer.  The Registrant will also provide reimbursement for health benefit premiums, up to a maximum amount set forth in the agreement, for the period beginning on the 18th month anniversary of the date of termination of employment and ending on the earlier of the date Mr. Malone is eligible for substantially similar health benefit coverage from a subsequent employer or the date he becomes eligible for Medicare.

The Employment Agreement restricts Mr. Malone's ability to engage in competition with the Registrant during his employment and for the twenty-four months after termination of his employment. It also contains confidentiality provisions and provisions for non-solicitation of the Registrant’s employees and clients.

The Employment Agreement is intended to comply with Section 409A of the Internal Revenue Code to the extent applicable, and it provides for deferral of payment of amounts treated as deferred compensation for purposes of Section 409A for six months following Mr. Malone’s separation from service, to the extent required by Section 409A.

Change in Control Agreement

The term of the Change in Control Agreement will end on December 31, 2009 unless terminated earlier as set forth in the agreement.  The Change in Control Agreement provides for the payment of severance benefits if Mr. Malone’s employment is terminated within a protection period by the Registrant not for cause (as defined below) or by Mr. Malone for good reason (as defined below).  A protection period is the period beginning on the date of a change in control (as defined in the agreement) and ending on December 31, 2009.  Under the Change in Control Agreement, termination for “cause” means a termination of Mr. Malone’s employment due to his conviction of a felony or any act of willful fraud, dishonesty or moral turpitude.  Good reason is defined as: (i) a reduction in Mr. Malone’s annual base salary (other than a reduction which is in proportion to reductions in the base salaries of all the Registrant’s executive officers, unless such reduction exceeds 20% of his annual base salary); (ii) a material diminution in his title, position, duties and responsibilities or the assignment by the Registrant to him of duties and responsibilities that are materially inconsistent with his position; (iii) a failure by the Registrant to assign to Mr. Malone the duties, responsibilities and obligations customarily assigned to individuals serving as chairman of the board of directors of comparable companies; (iv) failure of the Registrant to maintain certain plans providing benefits that are not materially less favorable than those provided prior to the change in control or the taking of any action that adversely affects or reduces his right to certain benefits enjoyed by Mr. Malone prior to the change in control (a reduction in benefits under the Registrant’s tax-qualified retirement, pension or savings plans, life insurance plan, health and dental plan, disability plans or other insurance plans which applies equally to all plan participants and has a de minimis effect on him will not constitute good reason); (v) a material breach by the Registrant of the Employment Agreement; (vi) failure of the Registrant to obtain the assumption of obligations of the agreement by any successor; or (vii) a purported termination of employment by the Registrant without cause which is not effected pursuant to a written notice of termination as described in the agreement.

The severance benefits provided under the Change in Control Agreement are as follows:  (i) base salary (payable in accordance with standard payroll practices), together with base salary in lieu of unused accrued vacation (payable ten business days after termination of employment); (ii) two and a half (2.5) times the sum of Mr. Malone’s annual base salary (the higher of the annual base salary in effect at the date of termination or the date of the change in control) and the higher of Mr. Malone’s target annual bonus for the year of termination or the target annual bonus for the year of the change in control (payable in a lump sum ten business days after termination of employment); (iii) (A) for a period equal to the lesser of two years or until Mr. Malone is provided substantially comparable benefits by another employer, insurance coverage for Mr. Malone and his dependents no less favorable than the Registrant’s life, disability, health, dental or other welfare benefit plans or programs (the Registrant will also provide reimbursement for health benefit premiums, up to a maximum amount set forth in the agreement, for the period beginning on the second anniversary of the date of termination of employment and ending on the earlier of the date Mr. Malone is eligible for substantially similar health benefit coverage from a subsequent employer or the date he becomes eligible for Medicare); (iv) full vesting of all equity awards held by Mr. Malone and continued exercisability of stock options for three years following such termination of employment (but not beyond the original full term of the stock option); and (v) full vesting of all of Mr. Malone’s benefits accrued under the pension, retirement, savings and deferred compensation plans.  Mr. Malone shall also be entitled to the benefits described above if his employment with the Registrant is terminated by the Registrant (other than for cause) within one year prior to the date on which a change in control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated or intended to effect a change in control or (ii) otherwise arose in connection with or anticipation of a change in control.  If Mr. Malone is entitled to benefits under this agreement, he shall not be entitled to severance benefits otherwise payable under his Employment Agreement or any other severance plan or policy of the Registrant.

If any payment, distribution or benefit provided under the Change in Control Agreement is subject to an excise tax imposed by Section 4999 of the Internal Revenue Code or any corresponding provisions of state or local tax law, then Mr. Malone will be entitled to receive a gross-up payment in an amount such that after payment by him of all taxes (including any excise tax, income tax or employment tax) and any interest or penalties imposed with respect to such taxes, he retains from the gross-up payment an amount equal to the excise tax and any interest or penalties imposed upon the payments.  However, if it shall be determined that Mr. Malone is entitled to a gross-up payment, but that the portion of the payments due to him that would be treated as “parachute payments” under Section 280G of the Code do not exceed by more than $25,000 the greatest amount that could be paid to him such that the receipt of the payments would not give rise to any excise tax, then no gross-up payment shall be made to Mr. Malone and the amount payable under the Change in Control Agreement will be reduced so that the payments are not considered “parachute payments.”  Notwithstanding any other provision of the Change in Control Agreement, in the event a change in control occurs after March 24, 2009 (other than pursuant to an acquisition agreement entered into by the Registrant and the acquiror on or prior to March 24, 2009), the amount of any gross-up payment resulting from such change in control shall be no greater than $1 million.

In the event of a dispute or contest under the Change in Control Agreement, the Registrant will reimburse Mr. Malone for reasonable legal fees and expenses incurred in the dispute if Mr. Malone substantially prevails in the dispute or contest.

The Change in Control Agreement is intended to comply with Section 409A of the Internal Revenue Code to the extent applicable, and it provides for deferral of payment of amounts treated as deferred compensation for purposes of Section 409A for six months following Mr. Malone’s separation from service, to the extent required by Section 409A.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement, dated as of November 12, 2008, between the Registrant and Ronald A. Malone.

10.2	Change in Control Agreement, dated November 12, 2008, between the Registrant and Ronald A. Malone.

99	Press Release, dated November 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 18, 2008

GENTIVA HEALTH SERVICES, INC.

By: /s/ Stephen B. Paige Name: Stephen B. Paige Title: Senior Vice President,
General Counsel and Secretary